Exhibit 5

                         VERRILL & DANA
                        Attorneys at Law
                       ONE PORTLAND SQUARE
                          P.O. BOX 586
                    PORTLAND, MAINE 04112-0586
                         (207) 774-4000
                     Facsimile (207) 774-7499


                                              June 8, 1995

Hannaford Bros. Co.
145 Pleasant Hill Road
Scarborough, Maine  04074

     Re:  HANNAFORD SOUTHEAST SAVINGS AND INVESTMENT
          PLAN -- REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") of Hannaford Bros. Co., a Maine corporation (the "Company"), relating to the Hannaford Southeast Savings and Investment Plan (the "Plan") and 500,000 shares (the "Shares") of the Company's Common Stock, par value $.75 per share, proposed to be issued and sold by the Company in connection therewith. It is our understanding that the Registration Statement is to be filed with the Securities and Exchange Commission on or about June 9, 1995.

     We have examined the originals, or photostatic or certified copies, of such records and certificates of the Company, such certificates of public officials and of officers of the Company, and such other documents as we have deemed relevant. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have also assumed the accuracy and completeness of statements of fact contained in such documents.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid, and non-assessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

                                   Very truly yours,

                                    s/Verrill & Dana